UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934
Sovereign Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Pennsylvania
(State of incorporation or organization)
23-2453088
(I.R.S. Employer Identification No.)
1500 Market Street
Philadelphia, Pennsylvania
(Address of Principal Executive Offices)
19102
(Zip Code)
     Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered
Depositary Shares each representing 1/1,000th interest in a share of Series C Non-Cumulative Perpetual Preferred Stock	New York Stock Exchange
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this Form relates: 333-133514.
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Securities to Be Registered.
     The description of the Depositary Shares being registered hereby, including the Series C Non-Cumulative Perpetual Preferred Stock which is represented by the Depositary Shares, is set forth in the Prospectus included in the Registration Statement on Form S-3 (No. 333-133514) of Sovereign Bancorp, Inc., as filed with the Securities and Exchange Commission (the “Commission”) on April 25, 2006, and the final Prospectus Supplement dated April 26, 2006, as filed with the Commission on April 28, 2006, pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended. The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2.	Exhibits.

4.1	Statement with Respect to Shares of Sovereign Bancorp, Inc. with respect to Series C Non-Cumulative Perpetual Preferred Stock filed with the Secretary of State of the Commonwealth of Pennsylvania on May 1, 2006 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of Sovereign Bancorp, Inc. filed with the Commission on May 1, 2006).

4.2	Deposit Agreement, dated as of May 1, 2006, among Sovereign Bancorp, Inc., Mellon Investor Services LLC and the holders from time to time of the Depositary Receipts described therein (incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K of Sovereign Bancorp, Inc. filed with the Commission on May 1, 2006).

4.3	Form of Depositary Receipt (included as part of Exhibit 4.2 above).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly authorized this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 1, 2006	SOVEREIGN BANCORP, INC.
	By:	/s/ Thomas R. Brugger
Thomas R. Brugger, Treasurer

INDEX TO EXHIBITS

4.1	Statement with Respect to Shares of Sovereign Bancorp, Inc. with respect to Series C Non-Cumulative Perpetual Preferred Stock filed with the Secretary of State of the Commonwealth of Pennsylvania on May 1, 2006 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of Sovereign Bancorp, Inc. filed with the Commission on May 1, 2006).

4.2	Deposit Agreement, dated as of May 1, 2006, among Sovereign Bancorp, Inc., Mellon Investor Services LLC and the holders from time to time of the Depositary Receipts described therein (incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K of Sovereign Bancorp, Inc. filed with the Commission on May 1, 2006).

4.3	Form of Depositary Receipt (included as part of Exhibit 4.2 above).

4